                                                                   Exhibit 10.13

             THE NATIONWIDE SALARIED EMPLOYEES SEVERANCE PAY PLAN


This plan is available to employees of the following Participating Employers:

                Nationwide Mutual Insurance Company
                Nationwide Mutual Fire Insurance Company
                Nationwide Life Insurance Company
                Nationwide General Insurance Company
                Scottsdale Insurance Company
                Public Employees Benefit Services Corporation Nationwide Financial Services, Inc. Nationwide Development Company
                Peoples Travel Service, Inc.
                Insurance Intermediaries, Inc.
                West Coast Life Insurance Company
                Financial Horizons Distributors Agency, Inc.
                NEA Valuebuilder Investor Services, Inc.
                Nationwide Health Care Corporation
                Gates, McDonald & Company
                Gates, McDonald & Company of New York, Inc.
                Gates, McDonald & Company of Nevada
                Farmland Mutual Insurance Company
                Nationwide Corporation
                Nationwide Communications Inc.
                Colonial Insurance Company of California
                Hickey-Mitchell Insurance Agency, Inc.
                National Casualty Company

                               Table of Contents
                               -----------------

Article I       DEFINITIONS                                                                     1

Article II      ELIGIBILITY                                                                     4
2.1             Eligibility for Participation                                                   4
2.2             Eligibility for Severance Pay                                                   4

Article III     AMOUNT OF SEVERANCE PAY                                                         4
3.1             Determination of Severance Pay                                                  4
3.2             Payment of Severance Pay                                                        5

Article IV      CLAIMS                                                                          5

Article V       APPEALS                                                                         5

Article VI      ADMINISTRATION                                                                  6
6.1             Appointment of the Plan Administrator                                           6
6.2             Conduct of Plan Administrator Business                                          6
6.3             Records and Reports of the Plan Administrator                                   6
6.4             Administrative Powers and Duties                                                7
6.5             Fiduciary Duties                                                                7
6.6             Allocation or Delegation of Duties and Responsibilities                         8
6.7             Procedure for the Allocation or Delegation of Fiduciary Duties                  8
6.8             Compensation and Indemnification                                                8

Article VII     FUNDING OF THE PLAN                                                             9

Article VIII    FUTURE OF THE PLAN                                                              9

Article IX      EXCLUSIVE BENEFIT OF EMPLOYEES                                                  9

Article X       LEGALLY ENFORCEABLE                                                             9

ARTICLE I -  Definitions
------------------------

Section 1.1
-----------

"Board" means the Board of Directors of a Participating Employer.

Section 1.2
-----------

"Effective Date" shall mean January 1,1987 for any Participating Employer who adopts the Plan for its Employees on the Plan's Effective Date, January 1, 1987. For all other Participating Employers, Effective Date shall mean the date specified by the Participating Employer's Board in its resolution adopting the Plan.

Section 1.3
-----------

"Employee" means a person employed by a Participating Employer on a salaried basis as a common law employee, excluding any such person who is participating in any new agents' development plan maintained and operated by any Participating Employer (called NADP - NBAP agent).

Section 1.4
-----------

"Involuntary Termination" means the termination of the employment relationship between an Employee and the Participating Employers solely as a result of an action taken by one or more of the Participating Employers. An Involuntary Termination occurs only if the employment relationship is terminated on the date chosen by the Participating Employer(s). If the Employee resigns prior to such date, the termination will be deemed to be voluntary.

Section 1.5
-----------

"Most Recent Date of Hire" means the most recent date on which an individual commenced or recommenced employment with a Participating or Non-Participating Employer.

Section 1.6
-----------

"Non-Participating Employer" means the Nationwide Mutual Insurance Company, the Nationwide Mutual Fire Insurance Company, Employers Insurance of Wausau A Mutual Company, Farmland Mutual Insurance Company or any subsidiary of such companies, if such company or subsidiary is not a Participating Employer under the Plan.

Section 1.7
-----------

"Participant" means any Employee who has terminated employment by reason of job elimination or job performance and who is eligible to receive severance pay.

Section 1.8
-----------

"Participating Employer" or "Employer" means the Nationwide Mutual Insurance Company, Nationwide Mutual Fire Insurance Company, Employers Insurance of Wausau A Mutual Company, Farmland Mutual Insurance Company, or any subsidiary of such companies, whose Board of Directors has duly adopted this Plan for its Employees.

Section 1.9
-----------

"Pay" means the product of:

(a) the Employee's biweekly benefits salary as shown on the Employee's Human Resources Profile on the date the Employee's employment relationship ends due to an Involuntary Termination, divided by the Employee's regularly scheduled hours of work for each biweekly pay period at that time, and

(b) the Employee's regularly scheduled hours of work at the time the Employee receives written notice from the Employer that his or her employment relationship is expected to end.

Section 1.10
------------

"Plan" means the Nationwide Enterprise Salaried Employees Severance Pay Plan, as set forth in this document or as it may be hereafter amended.

Section 1.11
------------

"Plan Administrator" means the Benefits Administrative Committee as described in
Article VI.

Section 1.12
------------

"Plan Year" means a period of 12 consecutive months beginning January 1 and ending the next following December 31.

Section 1.13
------------

"Severance Pay" means the benefit determined in accordance with Article III applicable to an Employee as of a termination date, based upon such Employee's Pay and Years of Service completed at such termination date.

Section 1.14
------------

"Successor Employer" means an employer which acquires assets, stock or operations from any of the Participating Employers and continues the existing operation in whole or in part.

Section 1.15
------------

"Suitable Replacement Employment" means:

(a) any position accepted by the Employee with a Participating, Non-Participating or Successor Employer;

(b) any position with a Participating, Non-Participating or Successor Employer which was offered but not accepted by the Employee where the offered/rejected position:

     (1) was similar to the eliminated position in that the responsibilities and duties of such position did not require extensive retraining, and

     (2) such position offered compensation of not less than eighty percent (80%) of the level of pay and benefits provided by the eliminated position; or

(c) a position as an agent licensed to sell the products of a Participating or Non-Participating Employer.

Suitable Replacement Employment does not include any position with a Participating, Non-Participating or Successor Employer which was offered but not accepted by the Employee if the Employee's new principal place of work would have been:

(d) at least fifty (50) miles farther from the Employee's former residence than was the former principal place of work; or

(e) if the Employee had no former principal place of work, would have been at least fifty (50) miles from the Employee's former residence.

An Employee's principal place of work is the location at which the Employee spends most of his or her working time and at which he or she performs services, or, if no one place of work dominates, the location at which business activities are centered (such as the reporting location).

A position with a Participating or Non-Participating Employer will be deemed to have been accepted upon the earliest to occur of the following:

(f)  commencement of duties in the new position;

(g) receipt of payment under the transfer expense policy of the Participating or Non-Participating Employer; or

(h)  written acknowledgment of the decision to accept the new position.

Section 1.16
------------

"Years of Service Completed" means, as to an Employee employed by a Participating Employer, each twelve consecutive month period of continuous employment on a salaried or non-salaried basis commencing from the Employee's Most Recent Date of Hire, including all types of continuous salaried or non-salaried employment with any Non-Participating Employer. Termination of employment with a Participating or Non-Participating Employer, coincident with commencement of employment with any such employer, shall not change the Most Recent Date of Hire, for purposes of this determination.


ARTICLE II -  Eligibility
-------------------------

Section 2.1 -  Eligibility for Participation
--------------------------------------------

All salaried Employees of Participating Employers are eligible to participate in the Plan.

Section 2.2 -  Eligibility for Severance Pay
--------------------------------------------

An Employee of a Participating Employer becomes a Participant, eligible for Severance Pay, when the employment relationship with all Participating Employers ends due to an Involuntary Termination due to job performance (the inability to meet performance standards or unsatisfactory work performance) or job elimination. In no event shall an Employee be eligible for Severance Pay where the Employee was terminated for the following reasons, which are illustrative and not exclusive: theft, dishonesty, an offense involving moral turpitude, tardiness, absenteeism, failure to report for work, company rule violation, gross misconduct, insubordination, mutual agreement of the Employee and the Employer, illness, or termination of temporary employment.

Job elimination means that the Employee's current position with the Participating Employer is eliminated due to workforce reduction, office closure or organizational change and no Suitable Replacement Employment is offered. Job
                         ---
elimination includes any job eliminated due to consolidation, termination or sale of operations, or a reduction in work force. Job elimination occurs on the latter of the day an Employee's position is eliminated or the last day of employment with a Participating Employer by the Employee.

ARTICLE III-  Amount of Severance Pay
-------------------------------------

Section 3.1 -  Determination of Severance Pay
---------------------------------------------

Severance Pay is provided in accordance with the following schedule:

     Years of Service Completed              Amount of Severance Pay
     --------------------------              ------------------------
     Less than 6 months                      N/A

     6 months but less than 2 years          Pay divided by 2 times 2

     2 years but less than 4 years           Pay divided by 2 times 3

     4 years but less than 6 years           Pay divided by 2 times 4

     6 years but less than 8 years           Pay divided by 2 times 5

     8 years but less than 10 years          Pay divided by 2 times 6

     10 years but less than 11 years         Pay divided by 2 times 7

     11 years or more                        Pay divided by 2 times 8 plus
                                             Pay divided by 2 for each
                                             complete or partial Year of
                                             Service Completed over eleven (11).

Severance Pay is not reduced by reason of entitlement to any other employer or government-sponsored benefit.

Section 3.2 -  Payment of Severance Pay
---------------------------------------

Severance Pay is paid in a lump sum amount as soon as practical following termination of employment. Severance Pay is paid through the payroll system of the applicable Participating Employer.

ARTICLE IV -  Claims
--------------------

Generally, eligible Employees are identified by the appropriate personnel or human resources representative of the Office of Human Resources and are notified of the amount of Severance Pay to which they are entitled. A claim form is not required. Should the appropriate representative not identify an Employee eligible for Severance Pay, that Employee may submit a claim in accordance with
Article V.

ARTICLE V -  Appeals
--------------------

Any Employee or former Employee who does not receive benefits from the Plan to which he or she feels entitled shall have the right to file a written claim with the Plan Administrator for such benefit.

If a claim is denied (in whole or in part), the Employee or former Employee will receive - within 90 days after receipt of a claim (180 days if special circumstances apply) - a written explanation from the Plan Administrator or its designee detailing:

(a)  the specific reasons for the denial,

(b)  specific references to plan provisions to support those reasons,

(c) the additional information needed to be provided to improve the claim and the reasons why that information is necessary, and

(d)  the procedures available for a further review of the claim.

Each claimant shall have the right to appeal that denial by submitting a written application to the

Plan Administrator within 60 days after the claim has been denied. The claimant or a representative may review the Plan document and submit any written comments in the appeal. A request for review of a claim should be submitted through the Human Resources Department.

The Plan Administrator will conduct a full and fair review of all claim appeals and notify the claimant of the decision within 60 days (120 if special circumstances apply). That decision will be in writing and will include the specific reasons and the plan references on which the decision was based.

ARTICLE VI -  Administration
----------------------------

Section 6.1 -  Appointment of the Plan Administrator
-----------   --------------------------------------

The administration of the Plan, as provided herein, including the payment of all benefits to Participants, shall be the responsibility of the Plan Administrator. In addition, the Plan Administrator shall be Named Fiduciary of the Plan. The Plan Administrator shall be the Benefits Administrative Committee consisting of at least 3 persons appointed from time to time by the Chief Executive Officer of the Company (herein called the "CEO"). Any person appointed a member of the Benefits Administrative Committee shall signify his or her acceptance by filing written acceptance with the CEO and with the Secretary of the Benefits Administrative Committee. Any member of the Benefits Administrative Committee may resign by delivering his or her written resignation to the CEO and the Secretary of the Benefits Administrative Committee, and such resignation shall become effective on the date that such resignation is "accepted by the remainder of the Benefits Administrative Committee, if any, and the CEO, or some specified future date.

Section 6.2 -  Conduct of Plan Administrator Business
-----------   ---------------------------------------

The Benefits Administrative Committee shall elect a Chairman and a Secretary who may be, but need not be, members of the Benefits Administrative Committee. It may appoint agents including, but not limited to, the Office of Human Resources and the Payroll Department of the Nationwide Mutual Insurance Company, and a committee, who may be, but need not be, members of the Benefits Administrative Committee, with such powers as it shall determine, and it may authorize one or more of its number, or any agent, or agents, to execute or deliver any instrument or make any payment in its behalf.

A majority of the members of the Benefits Administrative Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Benefits Administrative Committee shall be by the vote of a majority of the members of the Benefits Administrative Committee present at any meeting or without a meeting by an instrument in writing signed by a majority of the members of the Benefits Administrative Committee.

Section 6.3 -  Records and Reports of the Plan Administrator
-----------   ----------------------------------------------

The Plan Administrator shall keep such written records as it shall deem necessary or proper, and such records shall be open to inspection by the Company. The Plan Administrator shall prepare and submit to the Participating Employers an annual report which shall include such information as the Plan Administrator deems necessary or advisable.

Section 6.4 -  Administrative Powers and Duties
-----------   ---------------------------------

The Plan Administrator shall have the power to take all actions required to carry out the provisions of the Plan and shall further have the following powers and duties, which shall be exercised in a manner consistent with the provisions of the Plan:

(a) exercise discretion and authority to construe and interpret the provisions of the Plan, to determine eligibility to participate in the Plan, and to make rules and regulations under the Plan to the extent deemed advisable by the Chairperson, Secretary, other Committee Members and Subcommittees;

(b)  decide all questions as to the rights of Participants under the Plan;

(c) file or cause to be filed all such annual reports, returns, schedules, descriptions, financial statements and other statements as may be required by any federal or state statute, agency, or authority;

(d) obtain from the Participating Employer and Employees such information as shall be necessary to the proper administration of the Plan;

(e)  determine the amount, manner, and time of payment of benefits hereunder;

(f) notify the Employees, in writing, of any amendment or termination of the Plan, or of a change in any benefits available under the Plan;

(g) prescribe such actions as may be required for Employees to make elections under this Plan; and

(h) do such other acts as it deems reasonably required to administer the Plan in accordance with its provisions, or as may be provided for or required by law.

Section 6.5 -  Fiduciary Duties  The Plan Administrator and any other fiduciary
-----------   -----------------
within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), shall discharge their duties solely in the interest of Participants and:

(a) for the exclusive purpose of providing benefits to Participants and defraying reasonable expenses of administering the Plan;

(b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of ERISA.

Section 6.6 -  Allocation or Delegation of Duties and Responsibilities
-----------   --------------------------------------------------------

In furtherance of their duties and responsibilities under the Plan, the Plan Administrator may, subject always to the requirements of Section 6.5 and except as may be prohibited by law,

(a)  employ agents to carry out nonfiduciary responsibilities;

(b) employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in section 405(c)(3) of ERISA);

(c)  consult with counsel, who may be counsel to the Participating Employers;
     and

(d) provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in section 405(c)(3) of ERISA).

Section 6.7 -  Procedure for the Allocation or Delegation of Fiduciary Duties
-----------   ---------------------------------------------------------------
Any action described in subsections (b) or (d) of Section 6.6 may be taken by the Plan Administrator only in accordance with the following procedures:

(a) such action shall be taken by a majority of the Benefits Administrative Committee in a resolution approved by the Benefits Administrative Committee;

(b) a vote cast by a member of the Benefits Administrative Committee for or against the adoption of such resolution shall be recorded and made a part of the written record of the Plan Administrator's proceedings; and

(c) any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities by the Plan Administrator may be modified or rescinded by the Plan Administrator according to the procedure set forth in subsections
     (a) and (b) of this Section 6.7.

Section 6.8 -  Compensation and Indemnification No member of the Benefits
-----------   ---------------------------------
Administrative Committee shall receive any compensation for his or her services as such, and no bond or other security need be required of him or her in such capacity in any jurisdiction.

The members of the Benefits Administrative Committee and the Participating Employers shall not be liable for any action taken, suffered or omitted by them in good faith or for any action in reliance upon certificates, reports, opinions made or given by any actuary, accountant, or counsel selected by the Benefits Administrative Committee.

Each member of the Benefits Administrative Committee, and any person appointed as agent of the Benefits Administrative Committee or employed by the Benefits Administrative Committee in accordance with Section 6.6 or Section 6.7, shall be reimbursed and indemnified by the Participating Employers for any loss or expenses incurred by him or her by reason of any claims for asserted liability, so long as he or she acts in good faith and is not guilty of willful misconduct, gross negligence, or willful failure to act.

Article VII -  Funding of the Plan
----------------------------------

Severance Pay is funded entirely by the Participating Employers and is paid out of the general assets of the Participating Employers.

Article VIII -  Future of the Plan
----------------------------------

The Plan is intended to be maintained for an indefinite period of time, however, the Participating Employers reserve the right to amend, alter, or terminate the Plan, or any portion thereof, at any time, without the consent of Employees or other participants of the Plan, by an action properly taken, in accordance with state law, by their Boards of Directors. If a former Employee has "qualified for Severance Pay (as outlined in Section 2.2) prior to termination of the Plan, Severance Pay will be paid in accordance with the schedule of benefits and other plan provisions in effect on the date of his or her termination of employment.

Article IX -  Exclusive Benefit of Employees
--------------------------------------------

This Plan shall be maintained for the exclusive benefit of Employees.

Article X -  Legally Enforceable
--------------------------------

It is intended that Employee's rights under the Plan are legally enforceable.